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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 8, 2001

YAHOO! INC.
(Exact name of registrant as specified in its charter)

0-26822
(Commission File Number)

Delaware	77-0398689
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices, with zip code)

(408) 731-3300
(Registrant's telephone number, including area code)

Item 5. Other Events

    On March 7, 2001, Yahoo! Inc., a Delaware corporation ("Yahoo!"), updated its previously reported financial guidance for its first quarter financial results. Yahoo! also announced that its Board of Directors and senior management have initiated a search for a new chief executive officer and have authorized a stock repurchase program. A copy of Yahoo!'s press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

    The press release filed as an exhibit to this report includes "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements concerning, among other things, the Company's expected financial performance for the first fiscal quarter and the year 2001, as well as statements regarding the Company's operational and strategic plans contained in the press release are "forward-looking" rather than "historic." The press release also states that a more thorough discussion of certain factors which may affect the Company's operating results is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the Company's quarterly report on Form 10-Q for the three and nine-month periods ended September 30, 2000 which are on file with the Securities and Exchange Commission and available at the Securities and Exchange Commission's website (http://www.sec.gov).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

        99.1    Press Release dated March 7, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YAHOO! INC.
Date: March 8, 2001	By:	/s/ SUSAN DECKER Susan Decker Senior Vice President, Finance and Administration, and Chief Financial Officer

YAHOO! INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated March 7, 2001

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SIGNATURES
INDEX TO EXHIBITS